                        INDEPENDENT AUDITOR'S REPORT ON THE
                               FINANCIAL STATEMENTS


To the Board of Directors
Apio, Inc. and its Combined Affiliates
Guadalupe, California

We have audited the accompanying combined balance sheets of Apio, Inc. and its combined affiliates (collectively, the Company) as of December 31, 1998 and 1997, and the related combined statements of operations, equity and cash flows for each of the three years in the period ended December 31, 1998. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Apio, Inc. and its combined affiliates as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                                      MCGLADREY & PULLEN, LLP

San Bernardino, California
June 9, 1999
except for Note 5 as to which the date
is June 30, 1999, and Note 15 as to which the date is July 2, 1999

APIO, INC. AND ITS COMBINED AFFILIATES

COMBINED BALANCE SHEETS
SEPTEMBER 30, 1999 AND DECEMBER 31, 1998 AND 1997

                                                             September 30,           December 31,
                                                                 1999        ----------------------------
ASSETS                                                        (unaudited)        1998            1997
---------------------------------------------------------------------------------------------------------
Current Assets
  Cash                                                        $    862,000    $   845,000    $   560,000
  Accounts receivable, net of allowance for doubtful
    accounts of  $734,000 1999; $496,000 1998 and
    $525,000 1997 (Notes 4 and 9)                               18,797,000     14,321,000     15,132,000
  Accounts receivable, related parties (Notes 4 and 8)             105,000        133,000             -
  Advances to growers, net of allowance for doubtful
    accounts of $0 1999; $100,000 1998 and $0 1997               1,678,000        775,000        569,000
  Inventory (Note 4)                                             4,651,000      4,475,000      3,892,000
  Investments in farming activities                              1,319,000      2,278,000      1,593,000
  Current maturities of notes receivable (Notes 2 and 4)         4,393,000      4,008,000      3,775,000
  Current maturities of notes receivable, related parties
    (Notes 4 and 8)                                              3,052,000             -         722,000
  Prepaid expenses                                                 478,000        855,000        852,000
  Deferred taxes (Note 6)                                           47,000         47,000         12,000
                                                              -------------------------------------------
         TOTAL CURRENT ASSETS                                   35,382,000     27,737,000     27,107,000

Property and Equipment, net (Notes 3, 4 and 5)                  13,544,000     12,348,000     12,846,000

Notes receivable, less current maturities (Notes 2 and 4)        1,044,000      1,128,000        986,000
Notes receivable, related parties, less current maturities
  (Notes 4 and 8)                                                       -       2,477,000      1,751,000
Investments in affiliates                                           97,000        216,000        187,000
Property held for sale (Notes 3, 4 and 5)                        1,635,000      1,349,000        660,000
Intangible assets, net of accumulated amortization of
  $256,000 1999; $194,000 1998 and $49,000 1997                    288,000        775,000        195,000
Other assets                                                       300,000        325,000        309,000
                                                              -------------------------------------------
      TOTAL ASSETS                                            $ 52,290,000    $46,355,000    $44,041,000
                                                              -------------------------------------------
                                                              -------------------------------------------

See Notes to Combined Financial Statements.

                                                             September 30,           December 31,
                                                                 1999        ----------------------------
LIABILITIES AND EQUITY                                        (unaudited)        1998            1997
---------------------------------------------------------------------------------------------------------
Current Liabilities
  Outstanding checks in excess of bank balance                $  3,516,000    $ 1,500,000    $ 2,926,000
  Line of credit (Note 4)                                        9,158,000      8,995,000      6,934,000
  Current maturities of long-term debt (Note 5)                  1,763,000      1,760,000      1,616,000
  Notes payable, related parties (Notes 8 and 15)                2,813,000        733,000      1,998,000
  Grower payables (Note 10)                                      8,559,000      5,573,000      8,159,000
  Grower payables, related parties (Notes 8 and 10)                861,000      1,690,000      1,298,000
  Accounts payable                                              10,762,000     11,522,000      8,483,000
  Accounts payable, related parties (Note 8)                       482,000        348,000        476,000
  Accrued expenses                                               4,378,000      3,865,000      3,075,000
  Accrued expenses, related parties (Note 8)                       142,000        620,000        578,000
                                                              -------------------------------------------
      TOTAL CURRENT LIABILITIES                                 42,434,000     36,606,000     35,543,000

Long-term debt, less current maturities (Note 5)                 5,296,000      6,087,000      7,467,000
Deferred taxes (Note 6)                                             27,000         27,000         12,000
                                                              -------------------------------------------
      TOTAL LIABILITIES                                         47,757,000     42,720,000     43,022,000
                                                              -------------------------------------------

Commitments and Contingencies (Notes 2, 5, 7, 13 and 15)

Minority Interest                                                  851,000        745,000        727,000
                                                              -------------------------------------------

Equity (Notes 11, 12 and 14)                                     3,682,000      2,890,000        292,000
                                                              -------------------------------------------
      TOTAL LIABILITIES AND EQUITY                            $ 52,290,000    $46,355,000    $44,041,000
                                                              -------------------------------------------
                                                              -------------------------------------------

APIO, INC. AND ITS COMBINED AFFILIATES

COMBINED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 AND YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                             Nine Months Ended
                                                                September 30,
                                                                 (unaudited)                    Years Ended December 31,
                                                       ----------------------------------------------------------------------------
                                                                                                                          1996
                                                            1999            1998            1998           1997         (Note 14)
-----------------------------------------------------------------------------------------------------------------------------------
Revenue
  Services (Note 9)                                     $  29,764,000  $  30,121,000   $  43,119,000  $  42,314,000  $  38,491,000
  Services, related parties (Note 8)                        8,820,000      8,269,000      10,336,000     11,979,000     13,934,000
  Commission income (Note 9)                                4,050,000      3,274,000       4,156,000      7,082,000      5,046,000
  Produce sales (Note 9)                                   60,866,000     62,196,000      85,213,000     59,532,000     39,728,000
  Freight income                                           11,751,000     13,274,000      16,657,000     15,749,000     14,040,000
                                                       ----------------------------------------------------------------------------
                                                          115,251,000    117,134,000     159,481,000    136,656,000    111,239,000
                                                       ----------------------------------------------------------------------------
Cost of Revenue
  Services (Notes 7 and 10)                                31,712,000     32,546,000      47,194,000     47,208,000     41,925,000
  Services, related parties (Note 8)                          236,000        289,000         520,000      1,815,000        336,000
  Cost of produce sales                                    54,059,000     56,321,000      74,946,000     56,339,000     39,097,000
  Cost of produce sales, related parties (Note 8)             805,000        838,000       1,768,000        982,000        277,000
  Freight expense                                          11,778,000     13,070,000      16,757,000     15,314,000     13,901,000
  Freight expense, related parties (Note 8)                        -              -               -         940,000             -
                                                       ----------------------------------------------------------------------------
                                                           98,590,000    103,064,000     141,185,000    122,598,000     95,536,000
                                                       ----------------------------------------------------------------------------

      GROSS PROFIT                                         16,661,000     14,070,000      18,296,000     14,058,000     15,703,000

Other Operating Revenue (Loss)
  Farming revenue (loss)                                   (1,502,000)       520,000          40,000       (596,000)    (1,206,000)
  Farming revenue (loss), related parties (Note 8)           (263,000)            -           84,000        305,000       (187,000)
Selling, General and Administrative Expenses               14,884,000     11,548,000      15,458,000     12,321,000     10,800,000
Provision for Doubtful Accounts and Notes Receivable           69,000        964,000         966,000        813,000        882,000
                                                       ----------------------------------------------------------------------------

         OPERATING PROFIT (LOSS)                              (57,000)     2,078,000       1,996,000        633,000      2,628,000
                                                       ----------------------------------------------------------------------------

Financial Income (Expense)
  Interest expense                                         (1,095,000)    (1,356,000)     (1,719,000)    (1,594,000)      (994,000)
  Interest expense, related parties (Note 8)                  (45,000)       (56,000)       (144,000)      (131,000)            -
  Interest income                                             594,000        515,000         664,000        705,000        504,000
  Interest income, related parties (Note 8)                   153,000        193,000         319,000        207,000             -
  Other income                                                     -              -               -          66,000        171,000
                                                       ----------------------------------------------------------------------------
                                                             (393,000)      (704,000)       (880,000)      (747,000)      (319,000)
                                                       ----------------------------------------------------------------------------

Equity in Net Income (Loss) of Affiliates                     (18,000)            -           (7,000)        40,000         (5,000)
                                                       ----------------------------------------------------------------------------
      INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR
        INCOME TAXES AND MINORITY INTEREST                   (468,000)     1,374,000       1,109,000        (74,000)     2,304,000

Provision (Benefit) for Income Taxes (Note 6)                  14,000         22,000          26,000         27,000       (406,000)
                                                       ----------------------------------------------------------------------------
                                                             (482,000)     1,352,000       1,083,000       (101,000)     2,710,000
Minority Interest in Combined Affiliates and
 Consolidated Subsidiaries                                   (106,000)       (70,000)       (160,000)      (282,000)      (173,000)
                                                       ----------------------------------------------------------------------------
      NET INCOME (LOSS)                                 $    (588,000) $   1,282,000   $     923,000  $    (383,000) $   2,537,000
                                                       ----------------------------------------------------------------------------
                                                       ----------------------------------------------------------------------------

Pro Forma Net Income (Loss)
  Historical income (loss) before income taxes and
   minority interest                                    $    (468,000) $   1,374,000   $   1,109,000  $     (74,000) $   2,304,000
  Pro forma (provision) benefit for income taxes              187,000       (550,000)       (448,000)        11,000       (947,000)
  Minority interest                                          (106,000)       (70,000)       (160,000)      (282,000)      (173,000)
                                                       ----------------------------------------------------------------------------

      PRO FORMA NET INCOME (LOSS)                       $    (387,000) $     754,000   $     501,000  $    (345,000) $   1,184,000
                                                       ----------------------------------------------------------------------------
                                                       ----------------------------------------------------------------------------

See Notes to Combined Financial Statements.

APIO, INC. AND ITS COMBINED AFFILIATES

COMBINED STATEMENTS OF EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                               Common Stock
                                 --------------------------------------------
                                                                                            Retained
                                                                                            Earnings
                                                         South      Pacific                 (Deficit)
                                                         Coast       West                     and
                                                         Paper      Produce   Additional    Partners'
                                               Cal-Ex   Company,  Marketing,    Paid-in      Equity       Notes
                                  Apio, Inc.   Trading    Inc.        Inc.      Capital     (Deficit)   Receivable      Combined
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31,
  1995 (Note 14)                  $  150,000  $  1,000  $  2,000  $        -   $  89,000  $  2,243,000  $        -    $  2,485,000
Distribution of 100,00 shares
  of Pacific West Produce
  Marketing, Inc. common stock
  (Note 11)                               -         -         -       130,000         -       (130,000)          -              -
Acquisition of 20,300 shares of
  Richland Sales Company common
  stock (Note 11)                         -         -         -       969,000    453,000            -            -       1,422,000
Repurchase and retirement of
  4,920 shares of Richland Sales
  Company common stock (Note 11)          -         -         -      (235,000)  (165,000)           -            -        (400,000)
Net income                                -         -         -            -          -      2,537,000           -       2,537,000
Distributions to partners                 -         -         -            -          -     (1,373,000)          -      (1,373,000)
Apio, Inc. dividend ($328) per
  share                                   -         -         -            -          -       (984,000)          -        (984,000)
Cal-Ex Trading dividend  ($38
  per share)                              -         -         -            -          -       (135,000)          -        (135,000)
Pacific West Produce Marketing,
  Inc. dividend  ($16 per share)          -         -         -            -          -        (39,000)          -         (39,000)
South Coast Paper Company, Inc.
  dividend ($133 per share)               -         -         -            -          -       (320,000)          -        (320,000)
                                  -------------------------------------------------------------------------------------------------
Balance, December 31, 1996           150,000     1,000     2,000      864,000    377,000     1,799,000           -       3,193,000

Issuance of 7,690 shares of
  Richland Sales Company
  common stock (Note 11)                  -         -         -       625,000         -             -      (639,000)       (14,000)
Net (loss)                                -         -         -            -          -       (383,000)          -        (383,000)
Distributions to partners                 -         -         -            -          -     (1,424,000)          -      (1,424,000)
Conversion of 100,000 shares
  of Pacific West Produce
  Marketing, Inc. into 3,568
  shares of common stock of
  Richland Sales Company
  (Note 11)                               -         -         -            -          -             -            -              -
Apio, Inc. dividend ($189
  per share)                              -         -         -            -          -       (568,000)          -        (568,000)
Cal-Ex Trading dividend
  ($40 per share)                         -         -         -            -          -       (144,000)          -        (144,000)
Pacific West Produce Marketing,
  Inc. dividend ($45 per share)           -         -         -            -          -       (108,000)          -        (108,000)
South Coast Paper Company, Inc.
  dividend ($108 per share)               -         -         -            -          -       (260,000)          -        (260,000)
                                  -------------------------------------------------------------------------------------------------
Balance, December 31, 1997           150,000     1,000     2,000    1,489,000    377,000    (1,088,000)    (639,000)       292,000

Contribution of capital to Apio
  Produce Sales (Note 11)                 -         -         -            -          -      1,299,000     (421,000)       878,000
Contribution of capital to
  Central Coast Fresh-Cut, LP
  through the forgiveness of debt
  (Note 11)                               -         -         -            -          -      1,300,000           -       1,300,000
Net income                                -         -         -            -          -        923,000           -         923,000
Distributions to partners                 -         -         -            -          -       (270,000)          -        (270,000)
Cal-Ex Trading dividend
  ($75 per share)                         -         -         -            -          -       (150,000)          -        (150,000)
South Coast Paper Company,
  Inc. dividend ($63 per share)           -         -         -            -          -        (83,000)          -         (83,000)
                                  -------------------------------------------------------------------------------------------------
Balance, December 31, 1998           150,000     1,000     2,000    1,489,000  $ 377,000  $  1,931,000  $(1,060,000)  $  2,890,000

Net (loss) (unaudited)                    -         -         -            -          -       (588,000)          -        (588,000)
Payment received on notes
  receivables                             -         -         -            -          -             -       460,000        460,000
Contribution of capital to
  Central Coast Frest-Cut, LP             -         -         -            -          -        920,000           -         920,000
                                  -------------------------------------------------------------------------------------------------
Balance, September 30,
  1999 (unaudited)                $  150,000  $  1,000  $  2,000  $ 1,489,000  $ 377,000  $  2,263,000  $  (600,000)  $  3,682,000
                                  -------------------------------------------------------------------------------------------------
                                  -------------------------------------------------------------------------------------------------

See Notes to Combined Financial Statements.

APIO, INC. AND ITS COMBINED AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 AND YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                  Nine Months Ended
                                                                    September 30,
                                                                     (unaudited)                   Years Ended December 31,
                                                             ----------------------------------------------------------------------
                                                                 1999            1998          1998         1997          1996
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                          $   (588,000)  $  1,282,000  $    923,000  $  (383,000)  $  2,537,000
  Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating activities
    Depreciation and amortization                               1,469,000      1,676,000     2,201,000    1,728,000        879,000
    Deferred taxes                                                     -         (30,000)      (20,000)       4,000       (457,000)
    Provision for doubtful accounts and notes receivable           69,000        964,000       967,000      813,000        882,000
    (Gain) loss on disposal of property and equipment              38,000        (26,000)      (17,000)    (311,000)        15,000
    Interest income added to notes receivable                    (625,000)      (599,000)     (957,000)    (722,000)      (306,000)
    Minority interest in combined affiliates and
      consolidated subsidiaries                                   106,000         70,000       160,000      282,000        173,000
    Impairment reserve on long-lived assets                       120,000             -             -       450,000
    Undistributed equity in income loss of affiliates              18,000             -          7,000      (40,000)         5,000
    Changes in working capital components
      (Increase) decrease in accounts receivable               (4,777,000)    (3,379,000)     (251,000)  (4,615,000)     3,918,000
      (Increase) in advances to growers                          (903,000)    (1,223,000)     (931,000)    (226,000)       (58,000)
      (Increase) decrease in inventory                           (176,000)      (425,000)     (583,000)  (1,399,000)       145,000
      (Increase) decrease in investment in
        farming activities                                        959,000       (579,000)     (685,000)    (659,000)      (222,000)
      (Increase) decrease in prepaid expenses and other
        assets                                                    377,000       (196,000)      (14,000)     190,000      (306,000)
      Increase (decrease) in grower payables                    2,157,000       (183,000)   (2,194,000)    (157,000)    (4,502,000)
      Increase (decrease) in accounts payable                    (626,000)     2,277,000     2,911,000    2,138,000     (1,141,000)
      Increase in accrued expenses                                 35,000      1,133,000       832,000     (613,000)       862,000
                                                             ----------------------------------------------------------------------
      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES      (2,347,000)       762,000     2,349,000   (3,520,000)     2,424,000
                                                             ----------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property and equipment                        (3,166,000)    (1,353,000)   (2,180,000)  (2,510,000)    (1,789,000)
  Proceeds from sale of property and equipment                    119,000         82,000        78,000      446,000         15,000
  Proceeds from notes receivable                                6,878,000      9,154,000    11,294,000    9,865,000     10,467,000
  Advances made on notes receivable                            (6,444,000)    (9,345,000)  (11,175,000)  (9,539,000)   (14,701,000)
  (Increase) decrease in investments                              101,000        (51,000)      (36,000)     (53,000)       (95,000)
  Other                                                            25,000         (5,000)      (16,000)    (244,000)
                                                             ----------------------------------------------------------------------
      NET CASH (USED IN) INVESTING ACTIVITIES                  (2,487,000)    (1,518,000)   (2,035,000)  (2,035,000)    (6,103,000)
                                                             ----------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in outstanding checks in excess of
    bank balance                                                2,016,000     (1,702,000)   (1,426,000)   2,926,000     (1,513,000)
  Net proceeds from borrowings on line-of-credit agreement        163,000      2,438,000     2,061,000    1,604,000      4,930,000
  Proceeds from borrowings on long-term debt                    2,242,000        661,000       681,000    3,008,000      3,415,000
  Principal payments on long-term debt                           (950,000)    (1,636,000)   (1,999,000)    (957,000)      (835,000)
  Proceeds from partnership contributions                         920,000      1,299,000     1,299,000
  Purchase and retirement of treasury stock                            -              -             -                     (400,000)
  Dividends and distributions to stockholders and partners             -              -       (503,000)  (2,504,000)    (2,851,000)
  Dividends and distributions to minority interests                    -              -       (142,000)    (207,000)      (277,000)
  Proceeds from notes receivable                                  460,000             -
                                                             ----------------------------------------------------------------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                 4,851,000      1,060,000       (29,000)   3,870,000      2,469,000
                                                             ----------------------------------------------------------------------

      NET INCREASE IN CASH                                         17,000        304,000       285,000   (1,685,000)    (1,210,000)

CASH
  Beginning                                                       845,000        560,000       560,000    2,245,000      3,455,000
                                                             ----------------------------------------------------------------------
  Ending                                                     $    862,000   $    864,000  $    845,000  $   560,000   $  2,245,000
                                                             ----------------------------------------------------------------------
                                                             ----------------------------------------------------------------------

See Notes to Combined Financial Statements.

APIO, INC. AND ITS COMBINED AFFILIATES

NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 AND YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                  Nine Months Ended
                                                                    September 30,
                                                                     (unaudited)                   Years Ended December 31,
                                                             ----------------------------------------------------------------------
                                                                 1999            1998          1998         1997          1996
-----------------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash payments for:
    Interest                                                 $  1,106,000   $  1,525,000  $  1,961,000  $ 1,600,000   $    986,000
                                                             ----------------------------------------------------------------------
                                                             ----------------------------------------------------------------------
    Income taxes                                             $     18,000   $      7,000  $     12,000  $    18,000   $     62,000
                                                             ----------------------------------------------------------------------
                                                             ----------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES
  Capital lease obligations incurred for use of equipment    $         -    $    117,000  $    117,000  $   388,000   $    404,000
                                                             ----------------------------------------------------------------------
                                                             ----------------------------------------------------------------------
  Injection of capital from assumption of receivable         $         -    $         -   $         -   $        -    $    453,000
                                                             ----------------------------------------------------------------------
                                                             ----------------------------------------------------------------------

  Acquisition of net assets and liabilities of
    Richland Sales Company:
    Accounts receivable                                      $         -    $         -   $         -   $        -    $  4,916,000
    Prepaid expenses                                                   -              -             -            -          29,000
    Property and equipment                                             -              -             -            -       2,813,000
    Accounts payable                                                   -              -             -            -        (700,000)
    Grower payable                                                     -              -             -            -      (5,622,000)
    Deferred taxes                                                     -              -             -            -        (467,000)
    Common stock                                                       -              -             -            -        (969,000)
                                                             ----------------------------------------------------------------------
                                                             $         -    $         -   $         -   $        -    $         -
                                                             ----------------------------------------------------------------------
                                                             ----------------------------------------------------------------------

  Contribution of capital through forgiveness of debt        $         -    $  1,300,000  $  1,300,000  $        -    $         -
                                                             ----------------------------------------------------------------------
                                                             ----------------------------------------------------------------------

  Acquisition of land lease rights with an offset to
    grower advance                                           $         -    $    725,000  $    725,000  $        -    $         -
                                                             ----------------------------------------------------------------------
                                                             ----------------------------------------------------------------------

  Capital contribution through issuance of note receivable   $         -    $    421,000  $    421,000  $        -    $         -
                                                             ----------------------------------------------------------------------
                                                             ----------------------------------------------------------------------

  Common stock issued with issuance of notes receivable      $         -    $         -   $         -   $   639,000   $         -
                                                             ----------------------------------------------------------------------
                                                             ----------------------------------------------------------------------

  Sale of lease rights in exchange for notes receivable      $    425,000   $         -
                                                             ----------------------------------------------------------------------
                                                             ----------------------------------------------------------------------

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS: Apio, Inc. and its combined affiliates (collectively, Apio or the Company) are engaged in the harvesting, packing, cooling, processing, transportation, distribution and marketing of fresh fruits and vegetables grown in California, Arizona and Mexico. The Company contracts with independent and related party growers to provide the above services relating to the growers' products. The Company also purchases products for processing and sale. The Company's and growers' products are processed and packed by the Company and are sold to retail and other food product companies throughout the United States, Canada and Pacific Rim Countries.

MANAGEMENT PLANS: In order to improve operations in 1999, management plans to increase sales of processed produce, improve gross profit on produce sales, increase volume relating to stonefruit by obtaining additional farmers or through other means, and liquidate certain property from nonessential operating entities. The Company has projected an increase in its processed produce sales from approximately $35,000,000 in 1998 to approximately $48,000,000 in 1999, a 37% increase (unaudited). Processed produce has grown in excess of this percentage when comparing 1996 to 1997 and 1997 to 1998. The gross profit for processed produce is significantly greater than other produce sales. The Company is currently analyzing various alternatives to increase the volume of stonefruit and other fruits packaged and sold by Pacific West Produce Marketing, Inc. (PWPM). These alternatives include potentially partnering with farmers or combining operations with other packagers/shippers. No agreements are currently in place relating to these matters. The 1999 projections of operations for PWPM reflect essentially a break-even position (unaudited) as compared to a net loss of approximately ($1,617,000) in 1998. This will be achieved by cost reductions and anticipated volume increases due to better weather conditions anticipated in 1999 vs. 1998. As disclosed in Note 3, the Company is holding certain property for sale. The proceeds from the sale will be used to reduce the obligations of the Company with any excess being used for working capital.

Management is also reviewing all operating entities for cost reduction opportunities to improve cash flows and operating results. In addition, if required to maintain liquidity, the stockholders/partners of the combined group will make capital contributions. Management believes the aforementioned plans will enable the Company to continue profitable operations and improve cash flows.

Significant Accounting Policies

BASIS OF COMBINATION: The combined financial statements include the accounts of Apio, Inc. and its 60%-owned subsidiary, Apio Cooling (A Limited Partnership); Apio Produce Sales (A General Partnership) and its 95%-owned subsidiary, Pacific West Cold Storage (A California Limited Partnership); South Coast Paper Company, Inc.; Cal Ex Trading (A California Corporation); Pacific West Produce Marketing, Inc. and its 99%-owned subsidiary, Pacific West Citrus (A General Partnership); and Central Coast Fresh-Cut, LP and its 99%-owned subsidiary, Fresh-King, LLC, all of which are under common ownership. The amounts combined also include amounts owned directly in Apio Cooling and Central Coast Fresh-Cut, LP by common owners. All significant intercompany accounts have been eliminated in combination.

CHANGE IN REPORTING ENTITY: As explained further in Note 14 to the combined financial statements, in 1994 the Company adopted the policy of including Apio Cooling, a subsidiary company, on a consolidated basis, including amounts owned directly by the common owners. This subsidiary had previously been reported on the equity method. Additionally, in 1995 the Company adopted the policy of including Central Coast Fresh-Cut, LP, an affiliate, on a combined basis, including amounts owned directly by its common owners.

USE OF ESTIMATES: The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS: For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORY: Inventory principally consists of packaging material and fresh produce. Inventory is valued at the lower of cost or market and cost is determined on the first-in first-out method.

INVESTMENTS IN AFFILIATES: Investments in affiliates are recorded on the equity method.

REVENUE RECOGNITION: The Company recognizes revenue generated from produce sales, commissions, cooling (service revenue), freight and processing of fruits and vegetables when the produce is shipped and ownership transfers. Packing revenue (service revenue) is recognized when the services are completed.

INVESTMENTS IN FARMING ACTIVITIES: The Company invests in certain farming activities. The investments consist of cash advances to growers for expenses to be incurred during the growing season, in exchange for a percentage ownership in the crops. Net farming revenue or loss is generally recognized on these investments based on the Company's percentage ownership of the net sales proceeds of the crops as fields are closed. Additionally, certain farming agreements contain provisions wherein the Company bears the risk of loss if the net sales proceeds from the crops are not sufficient to cover the expenses incurred from the farming activities.

ADVANCES TO GROWERS: Advances are provided to growers for crop financing. Advances are generally collected by withholding a percentage of the proceeds from the sale of the grower's crop. The Company provides an allowance for doubtful accounts based on the anticipated collectibility of each specific advance.

PROPERTY AND EQUIPMENT: Property and equipment is recorded at cost. Depreciation and amortization are provided using the straight-line method over the following useful lives:

                                                          Years
                                              -------------------------------
Land improvements                                        15 - 31
Building and improvements                                25 - 31
Furniture and equipment                                   5 - 7
Machinery and equipment                                   5 - 15
Transportation equipment                                    5
Leasehold improvements                        Lesser of the life of the lease
                                               or economic life of the asset

The amortization expense on assets acquired under capital leases is included with depreciation expense on owned assets.

PROPERTY HELD FOR SALE: Property held for sale is carried at the lower of depreciated cost or fair value, less estimated cost of disposition. No allowance for loss was required at December 31, 1998.

INTANGIBLE ASSETS: Intangible assets consist of goodwill and land lease rights. The intangible assets are amortized from 5 to 15 years.

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

IMPAIRMENT OF LONG-LIVED ASSETS: The Company reviews its long-lived assets and intangibles related to those assets periodically to determine potential impairment by comparing the carrying value of the long-lived assets and intangible assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (estimated discounted future cash flows) of the long-lived assets and intangible assets.

CONCENTRATIONS OF CREDIT RISK: The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents, trade accounts receivable, grower advances and notes receivable. The Company, from time to time, may have bank deposits in excess of insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

The Company routinely assesses the financial strength of customers and growers and, as a consequence, believes that trade receivables, grower advances and notes receivable credit risk exposure is limited. Credit losses for bad debts are provided for in the combined financial statements through a charge to operations. A valuation allowance is provided for known and anticipated credit losses.

FAIR VALUE OF FINANCIAL INSTRUMENTS: The Company has adopted Financial Accounting Standards Board (FASB) Statement No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, which requires disclosure of fair value information about financial instruments, whether or not recognized in the combined financial statements, for which it is practical to estimate that value. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used by the Company in estimating the fair value of each class of financial instruments for which it is practical to estimate the value:

     CASH: The carrying amounts reported in the balance sheets for cash approximate the fair value.

     ACCOUNTS RECEIVABLE, GROWER ADVANCES, GROWER PAYABLES AND ACCOUNTS PAYABLE:
     The carrying value reported in the balance sheets approximates the fair value.

     NOTES RECEIVABLE: The carrying amounts of fixed rate arrangements approximate the fair value at December 31, 1998 and 1997. The carrying amounts for variable rate notes receivable approximate fair value since the interest rates change as changes are made to market interest rates.

     NOTES PAYABLE AND LONG-TERM DEBT: The carrying amounts of the line-of-credit agreement and variable rate notes payable approximate fair value since the interest rates change as changes are made to market interest rates. The carrying amounts of fixed rate arrangements approximate the fair value at December 31, 1998 and 1997.

INCOME TAXES: Apio, Inc., Calo Ex Trading, South Coast Paper Company, Inc. and Pacific West Produce Marketing, Inc. have elected to be taxed under sections of federal and state income tax laws which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata share of the companies' items of income, deductions, losses and credits, and the companies will pay state taxes at a reduced rate. Each of the companies file separate federal and state tax returns.

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In 1996, Pacific West Produce Marketing, Inc. was a C corporation and subject to federal and state income and franchise taxes. In March 1997, Pacific West Produce Marketing, Inc. was merged into Richland Sales Company and its tax status changed at that time. See Note 11 for discussion of the merger.

Apio Produce Sales and Central Coast Fresh-Cut, LP are partnerships and, as such, the partnerships' operations are taxed at the partner level.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. The Company's temporary differences relate primarily to property and equipment and allowance for doubtful accounts. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS: The pro forma statement of operations information included in these combined financial statements is to show what the significant effects might have been on the historical statements of operations had the Companies not been treated as S corporations and partnerships for income tax purposes.

ADVERTISING COSTS: Advertising costs are expensed as incurred. Advertising expense totaled approximately $98,000, $127,000 and $315,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

RECLASSIFICATIONS: Certain items in the combined balance sheet and the combined statements of operations, equity and cash flows as of and for the year ended December 31, 1996 have been reclassified to conform to the December 31, 1998 presentation. These reclassifications had no effect on net income or equity.

SEGMENT INFORMATION: Effective January 1, 1998, the Company adopted FASB Statement No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. Statement No. 131 superseded FASB Statement No. 14, FINANCIAL REPORTING FOR SEGMENTS OF A BUSINESS ENTERPRISE. Statement No. 131 establishes standards for the way the public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected financial information about operating segments in interim financial reports. Statement No. 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. The adoption of Statement No. 131 did not affect results of operations or financial position.

NEW PRONOUNCEMENTS: In 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-5, REPORTING ON THE COSTS OF START-UP ACTIVITIES. SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs. It requires that costs of start-up activities and organization costs be expensed as incurred. SOP 98-5 will first be required for the Company's year ending December 31, 1999. Based on a preliminary analysis, management does not anticipate that the adoption of SOP 98-5 will have a material impact on the combined financial statements as of the date of adoption.

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTERIM FINANCIAL INFORMATION (UNAUDITED): The financial statements and notes related thereto as of September 30, 1999 and for the nine-month periods ended September 30, 1999 and 1998 are unaudited. In the opinion of management, the interim financial statements are prepared on a basis consistent with the Company's annual financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations. The operating results for the interim periods are not indicative of the operating results to be expected for a full year or for other interim periods. Not all disclosures required by generally accepted accounting principles necessary for a complete presentation have been included.

NOTE 2.  NOTES RECEIVABLE

Notes receivable at December 31 consist of the following:

                                                                                     1998            1997
                                                                                -------------------------------
Unsecured note receivable, grower and grower's affiliate, with interest at a certain bank's prime rate (7.75% at December 31, 1998) plus 2%, due in
  full October 2000                                                              $    907,000    $    752,000

Various unsecured notes receivable from growers, due on demand with
  interest at fixed rates ranging from 10% to 16%                                   1,244,000         620,000

Various notes receivable from growers, with principal and interest ranging from the prime rate plus .5% to the prime rate plus 3%, payments to be withheld from proceeds derived from crops, due through December 1999,
  secured by crops                                                                  3,311,000       3,777,000

Note receivable, grower, payable in annual installments of $10,000 plus interest at the prime rate (7.75% at December 31, 1998) plus 1%, with
  final payment due June 2001                                                              -          140,000

Note receivable due from grower in annual installments of $97,500 plus
  interest at 8%, with final payment due December 1999, secured by crops               97,000         195,000

Various unsecured notes receivable due from individuals and companies,
   bearing interest from 8.5% through 10%, due December 1999                          102,000         103,000

Note receivable due from grower in annual installments of $20,000 plus interest at prime rate plus 1%, with final payment due February 2005,
  secured by crops                                                                    285,000              -

Other                                                                                 125,000         218,000
                                                                                -------------------------------
                                                                                    6,071,000       5,805,000
Less allowance for doubtful notes                                                    (935,000)     (1,044,000)
                                                                                -------------------------------
                                                                                    5,136,000       4,761,000
Less current portion                                                                4,008,000       3,775,000
                                                                                -------------------------------

Long-term portion                                                                $  1,128,000    $    986,000
                                                                                -------------------------------
                                                                                -------------------------------

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 2.  NOTES RECEIVABLE  (CONTINUED)

The Company is obligated to make additional loans to growers under certain of these note receivable agreements. At December 31, 1998, the Company had outstanding commitments to fund up to an additional $1,638,000 to growers under these existing note receivable agreements.

IMPAIRED NOTES RECEIVABLE: Information about impaired notes receivable as of and for the years ended December 31, is as follows:

                                                              1998           1997           1996
                                                          ------------------------------------------
Impaired notes receivable for which there is a related
  allowance                                                $  573,000     $  641,000     $  113,000
                                                          ------------------------------------------
                                                          ------------------------------------------
Related allowance                                          $  323,000     $  362,000     $       -
                                                          ------------------------------------------
                                                          ------------------------------------------
Average balance (based on quarter-end balances)            $  744,000     $  553,000     $  623,000
                                                          ------------------------------------------
                                                          ------------------------------------------
Interest income recognized                                 $   13,000     $   65,000     $    3,000
                                                          ------------------------------------------
                                                          ------------------------------------------


A note receivable is impaired when it is probable the Company will be unable to collect all contractual principal and interest payments due in accordance with the terms of the note agreement. Impaired notes receivable are measured based on the present value of expected future cash flows discounted at the note's effective interest rate or, as a practical expedient, at the note's observable market price or the fair value of the collateral if the note is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance account.

NOTE 3.  PROPERTY AND EQUIPMENT

Property and equipment at December 31 consist of:

                                                                                     1998           1997
                                                                                -----------------------------
Land and improvements                                                            $  1,233,000   $  1,221,000

Building and improvements                                                           6,058,000      5,635,000

Office furniture and equipment, including assets acquired under capital leases of $144,000 1998; $144,000 1997
                                                                                    1,391,000      1,168,000

Machinery and equipment, including assets acquired under capital leases of $1,099,000 1998; $1,170,000 1997
                                                                                    8,172,000      7,434,000

Transportation equipment, including assets acquired under capital leases of $102,000 1998; $102,000 1997
                                                                                    1,368,000      1,401,000

Leasehold improvements                                                                154,000        315,000

Construction in progress                                                               31,000        247,000
                                                                                -----------------------------
                                                                                   18,407,000     17,421,000
Less accumulated depreciation and amortization, including amounts applicable to assets acquired under capital leases of $503,000 1998;
  $309,000 1997                                                                     6,059,000      4,575,000
                                                                                -----------------------------
                                                                                 $ 12,348,000   $ 12,846,000
                                                                                -----------------------------
                                                                                -----------------------------

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 3.  PROPERTY AND EQUIPMENT (CONTINUED)

The Company has entered into a commitment of approximately $1,300,000 for the purchase of equipment and expansion of a certain facility.

Property held for sale consists of property and equipment held by Pacific West Cold Storage (1998 and 1997) and Fresh King, LLC (1998 only). The property and equipment has a depreciated-cost basis of $1,349,000 and $660,000 as of December 31, 1998 and 1997, respectively. The depreciated-cost basis approximates its fair market value. At December 31, 1997, management determined a reserve of $450,000 was required relating to certain long-lived assets of Fresh-King, LLC. No additional reserves were recorded at December 31, 1998.

NOTE 4.  LINE OF CREDIT AND SUBSEQUENT EVENTS

Apio, Inc. and Apio Produce Sales had a credit facility with Central Coast Production Credit Association in the amount of $7,347,000, which bore interest at the prime rate (7.75% at December 31, 1998) and expired on December 6, 1998. The line was subsequently renewed, as discussed below. The Company had borrowings in excess of the credit facility limit at December 31, 1998. The covenants attributable to this facility were still effective as of December 31, 1998 and related to working capital levels and debt-to-net worth ratios with which the Company was not in compliance. This facility also contained restrictions on the incurrence of additional debt and the payment of dividends and bonuses to stockholders.

On February 17, 1999, the Company's borrowings on this facility had accumulated to $8,995,000. At that date, the credit facility was restructured whereby a line of credit of $6,517,000 was created along with new term loans created and funded. The revolving line of credit bears interest at prime rate (7.75% at February 17, 1999) plus .5% and requires weekly interest payments with the outstanding principal due July 1, 1999. The term loans are also covered by the terms and conditions of the credit facility. One of the term loans was issued for $4,067,000, bears interest at prime rate plus .5% and requires monthly installments of $37,000 plus interest, with the outstanding balance due February 1, 2009. The other term loan was issued for $1,534,000, bears interest at prime rate plus .5% and requires two annual installments of $585,000 beginning on February 1, 2000, with the outstanding balance due February 1, 2002. The credit facility is secured by the Company's accounts receivable, inventory and farm products and is guaranteed by the stockholders of Apio, Inc. Borrowings under the facility are limited to eligible accounts receivable of Apio, Inc., less certain adjustments, as provided for in the agreement.

The credit facility contains certain financial covenants relating to working capital and debt-to-net worth ratios. The credit facility also contains restrictions on the incurrence of additional debt and payment of dividends and bonuses to stockholders. Although measurement has not been performed, it appears that the Company is not in compliance with covenants for this credit facility at June 9, 1999. The Company is currently renegotiating a new agreement so as to bring the Company into compliance.

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 5.  LONG-TERM DEBT

Notes payable at December 31 are summarized as follows:

                                                                                     1998           1997
                                                                                -----------------------------
Various notes payable to bank, due in monthly installments aggregating $5,000, plus interest at variable rates ranging from the federal funds rate (5.22%
  at December 31, 1998) plus 3.45% and three-year Treasury bill rate (5.30% at
  December 31, 1998) plus 3.6%, and monthly installments aggregating $13,000, including interest at fixed rates ranging from 8.9% to 10.3%, with final
  payments due from June 1999 to April 2002, secured by equipment                $   411,000    $   619,000

Various notes payable to a commercial finance company, due in monthly installments aggregating $13,000, including interest ranging from 7.3% to
  13.1%, with final payments due from April 2000 to October 2002, secured by
  equipment                                                                           89,000        132,000

Notes payable to bank, due in monthly installments aggregating $11,000, including interest ranging from 7.8% to 9.5%, with final payments due from
  August to December 2015, secured by deed of trust on real property               1,091,000      1,119,000

Various notes payable to bank, due in quarterly installments aggregating
  $25,000, including interest at the variable three-year Treasury bill rate plus 2.45% (5.3% at December 31, 1998) and a fixed rate of 8.4%, with final payments due from July 2001 to July 2018, secured by deed of trust on real
  property                                                                           433,000        495,000

Note payable, commercial finance company, due in monthly installments of
  $8,000, including interest at 10.25%, with final payment due November 2001,
  secured by equipment                                                               252,000        323,000

Note payable to individual with interest paid quarterly at 8%, payable in annual installments of $18,000, with final payment due September 2001, secured by a
  deed of trust on real property                                                     212,000        230,000

Note payable to vendor with interest paid monthly at the prime rate (7.75% at
  December 31, 1998) plus 1%, due April 1998, secured by second deed of trust on
  real property                                                                           -         259,000

Note payable to insurance company, due in monthly installments of $8,000, including interest at the 30-day commercial paper rate (5.35% at December 31,
  1998) plus 2.45%, with final payment due November 2004, secured by a deed of
  trust on real property (1)                                                         437,000        494,000

Note payable, bank, due in monthly installments of $23,000, including interest at the bank's base rate (7.75% at December 31, 1998) plus .5%, with a final payment of $1,791,000 due December 2006, secured by a first deed of trust on
  real property and guaranteed by Apio and certain stockholders (2)                2,401,000      2,452,000
                                                                                -----------------------------
Subtotals                                                                        $ 5,326,000    $ 6,123,000
                                                                                -----------------------------

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 5.   LONG-TERM DEBT (CONTINUED)

                                                                                     1998           1997
                                                                                -----------------------------
Subtotals carried forward                                                        $ 5,326,000    $ 6,123,000

Note payable, bank, with interest paid monthly at the bank's base rate (7.75%
  at December 31, 1998) plus 1.25%, due March 1999, secured by a first deed of
  trust on real property and guaranteed by Apio and certain stockholders (2) (3)     425,000        425,000

Note payable to former partners, discounted at 10%, payable in annual
  installments of $63,000 plus interest if not paid when due in 2001                 154,000        197,000

Capitalized leases due in monthly installments aggregating $33,000, including interest ranging from 4% to 12.5%, with final payments due from 1999 through
  2002, secured by equipment with a depreciated cost of $842,000 at December 31,
  1998 and guaranteed by certain stock-
  holders of the Company                                                             800,000        959,000

Notes payable, insurance company, due in monthly installments aggregating
  $21,000, including interest ranging from 8.3% to 8.5%, due
  December 2002, secured by equipment and guaranteed by Apio                         842,000      1,013,000

Unsecured note payable to former employee with interest at prime rate
  (7.75% at December 31, 1998) plus 5%, due December 1999                             289,000        348,000

Other                                                                                 11,000         18,000
                                                                                -----------------------------
                                                                                   7,847,000      9,083,000
Less current maturities                                                            1,760,000      1,616,000
                                                                                -----------------------------
                                                                                 $ 6,087,000    $ 7,467,000
                                                                                -----------------------------
                                                                                -----------------------------

(1) This note payable contains a financial covenant relating to minimum tangible net worth, with which the Company was not in compliance at December 31, 1998.

(2) These notes payable, bank, contain certain financial and reporting covenants including debt-to-net worth ratios. The Company was not in compliance with certain of these covenants at December 31, 1998. The Company received a waiver of these violations dated June 30, 1999.

(3) Subsequent to year end, the due date on this note has been extended to September 1999.

Aggregate maturities of long-term debt as of December 31, 1998 are as follows:

Years Ending December 31,                              Amount
-------------------------                          --------------
1999                                               $    1,760,000
2000                                                    1,011,000
2001                                                    1,045,000
2002                                                      553,000
2003                                                      221,000
Thereafter                                              3,257,000
                                                   --------------
                                                    $   7,847,000
                                                   --------------
                                                   --------------

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 5.  LONG-TERM DEBT (CONTINUED)

The following is a schedule by year of the future minimum lease payments required under the capital leases together with the present value of the net minimum lease payments at December 31, 1998:

                                                                                            Present Value
                                                                Total             Less          of Net
                                                               Minimum           Amount        Minimum
                                                                Lease         Representing      Lease
Years Ending December 31,                                     Payments          Interest       Payments
-------------------------                                   ----------------------------------------------
1999                                                          $   367,000      $  63,000     $  304,000
2000                                                              287,000         32,000        255,000
2001                                                              165,000          1,000        164,000
2002                                                               80,000          3,000         77,000
                                                            ----------------------------------------------
                                                              $   899,000      $  99,000     $  800,000
                                                            ----------------------------------------------
                                                            ----------------------------------------------

NOTE 6.   INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31 is as follows:

                                                                     1998           1997          1996
                                                                ------------------------------------------
Current:
  State                                                          $   46,000      $  23,000    $    51,000
Deferred                                                            (20,000)         4,000         10,000
Effect of change in tax status                                          -               -        (467,000)
                                                                ------------------------------------------
                                                                 $   26,000      $  27,000    $  (406,000)
                                                                ------------------------------------------
                                                                ------------------------------------------

The income tax provision differs from the amount of income tax determined by applying the federal statutory tax rate to pretax income due to the following:

                                                                     1998           1997          1996
                                                                ------------------------------------------
Computed "expected" federal statutory tax expense                $  388,000      $ (26,000)   $   806,000
State income taxes, net of federal income tax benefit                60,000         15,000        141,000
Nontaxable earnings (losses) of nontaxable entities                (422,000)        38,000       (886,000)
Effect of change in tax status                                           -              -        (467,000)
                                                                ------------------------------------------
                                                                 $   26,000      $  27,000    $  (406,000)
                                                                ------------------------------------------
                                                                ------------------------------------------

The components of the deferred tax assets and liabilities at December 31 consist of the following:

                                                                                      1998           1997
                                                                                 ----------------------------
Deferred tax assets, principally allowance for doubtful accounts and notes,
  intangibles and state net operating loss carryforwards                          $    47,000     $   12,000
Deferred tax liabilities, principally property and equipment                          (27,000)       (12,000)
                                                                                 ----------------------------
                                                                                  $    20,000     $      -
                                                                                 ----------------------------
                                                                                 ----------------------------

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 7.  COMMITMENTS AND CONTINGENCIES

OPERATING LEASES: The Company leases facilities and equipment under operating lease agreements with various terms and conditions, which expire at various dates through December 2002. The approximate future minimum lease payments under these operating leases, excluding farmland leases, at December 31, 1998 are as follows:

Years ending December 31,                          Amount
-------------------------                     ----------------
1999                                          $      471,000
2000                                                 395,000
2001                                                 270,000
2002                                                 199,000
                                              ----------------
                                              $    1,335,000
                                              ----------------
                                              ----------------

Total rent expense under these operating leases, including rent under month-to-month arrangements, was approximately $730,000, $822,000 and $648,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

The Company also leases farmland under various noncancelable leases expiring through October 2000. Apio, Inc. and Pacific West Produce Marketing, Inc. sublease substantially all of the farmland to growers who, in turn, agree to market their crops through the Company. The subleases are generally noncancelable and expire through 2003. As discussed in Note 8, some of these leases and subleases are from related parties. The approximate future minimum lease and sublease amounts receivable under farmland leases at December 31, 1998 are as follows:

                                       Minimum        Sublease
                                         Lease          Rents
Years ending December 31,              Payments       Receivable          Net
-------------------------            --------------------------------------------
1999                                  $ 2,633,000   $ (1,954,000)    $   679,000
2000                                    1,711,000     (1,184,000)        527,000
2001                                      300,000        (64,000)        236,000
2002                                      210,000             -          210,000
2003                                      181,000             -          181,000
Thereafter                                494,000             -          494,000
                                     ---------------------------------------------
                                      $ 5,529,000   $ (3,202,000)    $ 2,327,000
                                     ---------------------------------------------
                                     ---------------------------------------------

The net lease expense incurred for farmland leases for the years ended December 31, 1998, 1997 and 1996 aggregated approximately $450,000, $374,000 and $291,000, respectively, and is included in the accompanying statements of operations as a cost of service revenue. The net lease expense includes lease payments and sublease amounts from related parties (Note 8).

GUARANTEES: The Company is affiliated with two entities through common ownership which have not been included in the combined financial statements. These entities are in the business of real estate investment and rental activities. The affiliates are indebted to a bank under several notes payable in the amount of approximately $2,850,000 as of December 31, 1998. The indebtedness is secured by a deed of trust on the real property of the affiliates and the guarantee of its stockholders, as well as the effective guarantee of Apio, Inc. and Apio Produce Sales.

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 7.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

EMPLOYMENT AGREEMENTS: The Company has entered into employment agreements with certain key employees and owners. These employment agreements provide for these employees and owners to earn incentive bonuses based on the financial performance of certain companies within the combined group, in addition to their annual base salary. Certain key employees also have minimum bonuses for their second year assuming continued employment. The incentive bonuses amounted to $462,000, $0 and $600,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

STOCK BUY-SELL AGREEMENT: The stockholders of Apio and Apio, Inc. and partners of Apio Produce Sales and Apio Produce Sales have entered into a stock buy-sell agreement (the Agreement). The Agreement contains various provisions that restrict transfers. In addition, the Agreement requires the Company to acquire all of the stock it can legally acquire of an individual stockholder or partner's interest from an individual partner in the event of the stockholder's or partner's death or total incapacitation as defined in the Agreement. The computation to determine the purchase price for stock to be acquired is also defined in the Agreement.

CONTINGENCIES: In the ordinary course of business, the Company is exposed to claims asserted or unasserted that may arise from its performance under contractual agreements or from regulatory matters. In the opinion of management, settlement of such claims, if any, will not have a materially adverse effect on the Company's financial position.

NOTE 8.  RELATED PARTY TRANSACTIONS AND BALANCES

NOTES PAYABLE, STOCKHOLDERS AND PARTNERS: Notes payable to stockholders at September 30 and December 31 consist of the following:

                                                                           December 31,
                                             September 30,    -------------------------------------
                                                1999                 1998              1997
                                            -------------------------------------------------------
Unsecured notes payable, stockholders,
  with interest payable monthly at the
  prime rate (7.75 December 31, 1998),
  plus .5%, due December 1999               $   2,813,000       $    733,000       $    698,000

Unsecured notes payable, stockholders and
  partners, interest payable annually at
  8.75%, due December 1999 (see Note 15)               -                  -           1,300,000
                                            -------------------------------------------------------
                                            $   2,813,000       $    733,000       $  1,998,000
                                            -------------------------------------------------------
                                            -------------------------------------------------------

The interest expense for notes payable to related parties for the nine months ended September 30, 1999 and 1998 and the years ended December 31, 1998 and 1997 aggregated approximately $153,000, $56,000, $144,000 and $131,000, respectively. No interest expense was accrued or paid on notes payable to related parties for the year ended December 31, 1996.

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 8.  RELATED PARTY TRANSACTIONS AND BALANCES (CONTINUED)

NOTES RECEIVABLE, RELATED PARTIES: Notes receivable from related parties at September 30 and December 31 consist of the following:

                                                                                       December 31,
                                                             September 30,   --------------------------------
                                                                 1999             1998               1997
                                                            -------------------------------------------------
Unsecured notes receivable from stockholders with
  interest paid annually at rates of 8.75%, 9.5%
  and prime rate (7.75% at December 31, 1998) plus
  .5% with final payments due December 1999                  $   2,847,000     $  2,200,000     $  2,029,000

Unsecured note receivable from an affiliate under
  common control with interest paid annually at the
  prime rate plus .5%, due December 31, 1999                       205,000          239,000          286,000

Other related party notes                                               -            38,000          203,000
                                                            -------------------------------------------------
                                                                 3,052,000        2,477,000        2,518,000
Less current portion                                             3,052,000               -           722,000
                                                            -------------------------------------------------
                                                                        -         2,477,000        1,796,000
Less allowance for doubtful notes                                       -                -           (45,000)
                                                            -------------------------------------------------
Long-term portion                                            $          -      $  2,477,000     $  1,751,000
                                                            -------------------------------------------------
                                                            -------------------------------------------------

Interest income earned on related party notes receivable for the nine months ended September 30, 1999 and 1998 and the years ended December 31, 1998 and 1997 was approximately $153,000, $193,000, $319,000 and $207,000, respectively. No interest income from related parties was earned for the year ended December 31, 1996.

The Company has various unsecured notes receivable from stockholders amounting to $600,000, $1,060,000 and $639,000 at September 30, 1999,
December 31, 1998 and 1997, respectively. These notes bear interest at rates ranging from prime rate plus .5% to 8.75% and are due in December 1999. The notes have been recorded as a reduction of equity as the notes were issued to certain stockholders in exchange for common stock in one of the combined companies and as a capital contribution in one of the combined companies (Note 11).

FARMLAND LEASES AND SUBLEASES WITH RELATED PARTIES: The Company leases farmland under a noncancelable operating lease from a company under common control and a stockholder and/or partner of the combined companies, which expires September 30, 1999. Rental expense for this ground lease for the nine months ended September 30, 1999 and 1998 and for the years ended December 31, 1998, 1997 and 1996 was approximately $266,000, $211,000, $309,000, $251,000 and $224,000, respectively. This amount is included in the cost of service revenue in the accompanying statements of operations for the nine months ended September 30, 1999 and 1998 and for each of the three years ended December 31, 1998, net of sublease revenue discussed in the following paragraph.

The Company subleases farmland to stockholders of the combined group under a month-to-month agreement and sublease agreement, which expire October 31, 1999. Rental income relating to this ground sublease for the nine months ended September 30, 1999 and 1998 and for the years ended December 31, 1998, 1997 and 1996 amounted to approximately $95,000, $78,000, $113,000, $124,000 and $219,000, respectively.

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 8.  RELATED PARTY TRANSACTIONS AND BALANCES (CONTINUED)

RELATED PARTY GROWERS: The Company has both oral and written contracts with related party growers who are stockholders and/or partners of the combined group. The Company also purchases produce from these growers. Balances outstanding with these growers as of September 30, 1999 and December 31, 1998 and 1997 are as follows. Transactions with these growers for the nine months ended September 30, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996, are as follows:

                                          Statements of Operations            Balance Sheets
                                     ---------------------------------------------------------
                                                   Nine Months Ended September 30,
                                     ---------------------------------------------------------
                                          1999                 1998                  1999
                                     ---------------------------------------------------------
Service revenue                       $  8,820,000        $  8,269,000          $         -
Cost of produce sales                      775,000             748,000                    -
Farming revenue (loss)                    (263,000)                 -                     -
Accounts receivable                             -                   -                105,000
Grower payables                                 -                   -                861,000
Accounts payable                                -                   -                162,000
Accrued expenses                                -                   -                142,000

                                    Statements of Operations                    Balance Sheets
                       -----------------------------------------------------------------------------
                                                 Years Ended December 31,
                       -----------------------------------------------------------------------------
                            1998            1997             1996           1998          1997
                       -----------------------------------------------------------------------------
Service revenue         $   10,336,000   $  11,979,000  $  13,934,000    $         -    $         -
Cost of produce sales        1,648,000         422,000        187,000              -              -
Farming revenue (loss)          84,000         305,000       (187,000)             -              -
Accounts receivable                 -               -              -          133,000             -
Grower payables                     -               -              -        1,690,000      1,298,000
Accounts payable                    -               -              -           62,000         26,000
Accrued expenses                    -               -              -          620,000        578,000

Included in accrued expenses are funds advanced to the Company from these related parties for the prepayment of packing supplies and services amounting to approximately $70,000, $528,000 and $547,000 at September 30, 1999,
December 31, 1998 and 1997, respectively.

FACILITY LEASES WITH RELATED PARTIES: The Company leases a facility from a company under common control on a month-to-month basis. Rental expense, which is included in cost of produce sales, amounted to $30,000, $90,000, $120,000, $130,000 and $90,000 for the nine months ended September 30, 1999 and 1998 and for the years ended December 31, 1998, 1997 and 1996, respectively. The rent expense is included in the accompanying statement of operations as a cost of produce sales. Included in accounts payable at September 30, 1999, December 31, 1998 and 1997 relating to the rent expense is $320,000, $280,000 and $170,000, respectively.

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 8.  RELATED PARTY TRANSACTIONS AND BALANCES (CONTINUED)

OTHER TRANSACTIONS WITH AFFILIATES: The Company purchases services from affiliates in which it has an equity interest. The services principally relate to packing, repackaging and delivery expenses. Transactions and balances outstanding with these affiliates for the nine months ended September 30, 1999 and 1998 and the years ended December 31 are as follows:

                                     September 30,                        December 31,
                               ---------------------------------------------------------------------
                                   1999          1998           1998         1997           1996
                               ---------------------------------------------------------------------
Service expense                 $  65,000     $  156,000    $  324,000   $ 1,688,000    $  331,000
Freight expense                        -              -             -        940,000            -
Cost of produce sales                  -              -             -        430,000            -
Accounts payable                       -              -          6,000       280,000            -

NOTE 9.   MAJOR CUSTOMERS AND GEOGRAPHIC INFORMATION

The Company distributes growers' products and its purchased/processed products to customers throughout the United States, Canada and Pacific Rim countries. The following customers of the Company for the years ended December 31, 1998, 1997 and 1996 comprised approximately 51%, 24% and 30% (unaudited) of total units distributed or sold in each of the years, respectively. Revenue relating to produce sales to these customers for the years ended December 31, 1998, 1997 and 1996, and the customers' respective accounts receivable balance at December 31, 1998 and 1997, are as follows:


                                                Revenue                     Accounts Receivable
                           --------------------------------------------------------------------------
                                1998           1997           1996           1998           1997
                           --------------------------------------------------------------------------
Customer A                  $ 13,467,000   $ 10,246,000   $  8,871,000   $  1,114,000   $  1,417,000
Customer B                    12,334,000             -              -       1,078,000             -
Customer C                    11,157,000     15,547,000     14,728,000      1,341,000      1,491,000

In the last quarter of 1998, the Company lost a division of Customer C; however, management does not believe it did or will have an adverse effect on the Company's operations.

During years ended 1998, 1997 and 1996, the Company had produce sales to customers located outside the United States. Foreign sales by country for the years ended 1998, 1997 and 1996 are as follows:

                                         1998          1997              1996
                                    ----------------------------------------------
Australia                            $         -    $      47,000    $        -
England                                   113,000          26,000             -
Hong Kong                               1,144,000         700,000        966,000
Japan                                  18,515,000      11,088,000      8,194,000
Taiwan                                    718,000         718,000        599,000

In addition, the Company contracts with independent growers in Mexico to distribute their product. The Company's service and commission revenue from these growers for the years ended December 31, 1998, 1997 and 1996 was $3,219,000, $2,855,000 and $1,419,000, respectively. The grower payable balances at December 31, 1998 and 1997, were $602,000 and $740,000, respectively.

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 10.    SIGNIFICANT GROWER

The Company has contracted with an independent grower to harvest, pack, cool and distribute their product. Approximately 16%, 14% and 17% (unaudited) of product processed, packed and distributed to customers of the Company was supplied by this grower for the years ended December 31, 1998, 1997 and 1996, respectively. In addition, service revenue related to this grower amounted to approximately $10,869,000, $12,237,000 and $13,772,000 for the years ended
December 31, 1998, 1997 and 1996, respectively. The grower payable to this grower at December 31, 1998 and 1997 is $196,000 and $856,000, respectively.

The Company relies on its growers to provide fresh fruits and vegetables (produce) to fulfill the requirements of its customers and to generate service revenue. Management believes that the disruption in the supply of product to be distributed to its customers from this grower, if it ceased to provide produce to the Company, could be replaced through other growers. A change in growers, however, could cause a delay in availability of product, reduce service income of the Company and significantly impact the supply to its customers, which would affect operating results adversely.

NOTE 11.   EQUITY

The capital structure of each of the companies in the combined financial statements is as follows:

APIO, INC.                                                        1998           1997            1996
-----------------------------------------------------       ----------------------------------------------
Common stock, no par value, 10,000 shares
  authorized, 3,000 shares issued and outstanding            $    150,000   $    150,000    $    150,000
Retained earnings                                               4,897,000      3,993,000       3,574,000
                                                            ----------------------------------------------
                                                                5,047,000      4,143,000       3,724,000
Less notes receivable, stockholders (Note 8)                    1,060,000        639,000              -
Less minority interest                                            723,000        706,000         656,000
                                                            ----------------------------------------------
                                                             $  3,264,000   $  2,798,000    $  3,068,000
                                                            ----------------------------------------------
                                                            ----------------------------------------------

The above equity balance is prior to an elimination entry relating to its investment and accumulated losses from its subsidiary of $669,000, $1,097,000 and $758,000 at December 31, 1998, 1997 and 1996, respectively.

APIO PRODUCE SALES                                                1998           1997            1996
-----------------------------------------------------       ----------------------------------------------
Partners' capital (deficit)                                  $  1,736,000   $ (1,414,000)   $      197,000
                                                            ----------------------------------------------
                                                            ----------------------------------------------

In May 1998, the partners of Apio Produce Sales contributed $1,299,000 in capital to the partnership. Approximately $421,000 of these contributions were from funds advanced to a partner from Apio, Inc.

CAL-EX TRADING                                                     1998           1997            1996
-----------------------------------------------------       ----------------------------------------------
Common stock, $.01 par value, 100,000 shares
  authorized, 4,000 shares issued and
  outstanding                                                $      1,000   $      1,000    $     1,000
Additional paid-in capital                                         99,000         99,000         99,000
Retained earnings                                                  93,000         79,000         20,000
                                                            ----------------------------------------------
                                                                  193,000        179,000        120,000
Less minority interest                                             19,000         18,000         12,000
                                                            ----------------------------------------------
                                                             $    174,000   $    161,000    $   108,000
                                                            ----------------------------------------------
                                                            ----------------------------------------------

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 11.    EQUITY (CONTINUED)

SOUTH COAST PAPER COMPANY, INC.
--------------------------------
Common stock, no par value, 15,000 shares
  authorized, 2,400 shares issued and outstanding            $      2,000   $       2,000   $       2,000
Retained earnings                                                 232,000         128,000         132,000
                                                            ----------------------------------------------
                                                             $    234,000   $     130,000   $     134,000
                                                            ----------------------------------------------
                                                            ----------------------------------------------

CENTRAL COAST FRESH-CUT, LP
---------------------------
Partners' (deficit)                                          $ (2,929,000)  $ (3,839,000)   $  (2,254,000)
                                                            ----------------------------------------------
                                                            ----------------------------------------------

In 1998 the general partners, common owners, of Central Coast Fresh-Cut, LP contributed $1,300,000 through the forgiveness of debt.

PACIFIC WEST PRODUCE MARKETING, INC.                             1998            1997           1996
------------------------------------                        ----------------------------------------------
Common stock, no par value, 275,000 shares
  authorized, shares issued and outstanding
  26,638 in 1998 and 1997; 18,948 in 1996                    $  1,489,000   $  1,489,000    $   864,000
Contributed capital                                               288,000        288,000        288,000
Retained earnings (deficit)                                    (2,032,000)      (415,000)        32,000
                                                            ----------------------------------------------
                                                                 (255,000)     1,362,000      1,184,000
Less minority interest                                              3,000          3,000          2,000
                                                            ----------------------------------------------
                                                             $   (258,000)  $  1,359,000    $ 1,182,000
                                                            ----------------------------------------------
                                                            ----------------------------------------------

In December 1996, Apio Produce Sales, which previously owned 100% of the outstanding stock (100,000 shares) of PWPM, distributed all of the PWPM common stock to its partners. The aggregate (deficit) value of the PWPM common stock distribution to the Apio Produce Sales partners was ($405,000).

On October 11, 1996, the common stockholders of the Company acquired for cash all of the outstanding shares of Richland Sales Company from Cargill, Incorporated. The total acquisition cost was $1,422,000. The acquisition has been accounted for using the push-down method of accounting, and results of operations of Richland Sales Company since the date of acquisition are included in the combined financial statements.

Subsequent to the acquisition, the Company received a purchase price adjustment in the amount of $453,000. This amount has been recorded as contributed capital.

In December 1996, Richland Sales Company repurchased 4,920 shares of common stock. The consideration was $400,000 and was paid in cash.

On January 1, 1997, Richland Sales Company issued 7,690 shares of stock to new stockholders for an aggregate amount of $625,000.

On March 28, 1997, PWPM was merged into Richland Sales Company (Richland). Each outstanding share of PWPM was converted into .0357 shares of Richland common stock. Simultaneously with the merger, Richland changed its name to Pacific West Produce Marketing, Inc. The merger has been accounted for as a combination of entities under common control in a manner similar to a pooling of interest and, accordingly, all prior combined financial statements have been restated to include the results of the combined entity.

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 12.   LIMITED PARTNERSHIP INFORMATION

Included in the combined financial statements are various limited partnerships. Information relative to each partnership's equity in total is as disclosed in Note 11. Information relative to the partnership equity accounts, by general and limited partners, is as follows for the three years ended December 31, 1998. All information is presented after consideration of any prior period adjustments or restatements. (See Note 14.)

                                                                General        Limited
APIO COOLING (AC)                                               Partners       Partners       Total
--------------------------------                             -------------------------------------------
Balance, December 31, 1995                                    $   710,000    $   923,000    $ 1,633,000
  Net income                                                      343,000        696,000      1,039,000
  Distributions and withdrawals                                  (236,000)      (464,000)      (700,000)
                                                             -------------------------------------------
Balance, December 31, 1996                                        817,000      1,155,000      1,972,000
  Net income                                                      408,000        457,000        865,000
  Distributions and withdrawals                                  (326,000)      (374,000)      (700,000)
                                                             -------------------------------------------
Balance, December 31, 1997                                        899,000      1,238,000      2,137,000
  Net income                                                      240,000        236,000        476,000
  Distributions and withdrawals                                  (230,000)      (195,000)      (425,000)
                                                             -------------------------------------------
Balance, December 31, 1998                                    $   909,000    $ 1,279,000    $ 2,188,000
                                                             -------------------------------------------
                                                             -------------------------------------------

The partnership agreement of Apio Cooling has special allocation rules relating to the allocation of net income between the general partner and limited partners. The first calculation allocates 25% of the net income based on ownership percentage of each partner, both general and limited. The remaining 75% of net income is allocated based on the total number of units processed by the partnership of each of its partners, both general and limited, divided by the total of sold units. The result of this calculation is multiplied by the remaining 75% of the net income. Apio Cooling is consolidated with Apio, Inc. in the combined financial statements.

                                                                General        Limited
PACIFIC WEST COLD STORAGE (PWCS)                                Partners       Partners       Total
--------------------------------                             -------------------------------------------
Balance, December 31, 1995                                    $     3,000    $    54,000    $    57,000
  Net (loss)                                                       (5,000)       (88,000)       (93,000)
                                                             -------------------------------------------
Balance (deficit), December 31, 1996                               (2,000)       (34,000)       (36,000)
  Net (loss)                                                       (8,000)      (151,000)      (159,000)
                                                             -------------------------------------------
Balance (deficit), December 31, 1997                              (10,000)      (185,000)      (195,000)
  Net (loss)                                                      (10,000)      (192,000)      (202,000)
                                                             -------------------------------------------
Balance (deficit), December 31, 1998                          $   (20,000)   $  (377,000)   $  (397,000)
                                                             -------------------------------------------
                                                             -------------------------------------------

The partnership agreement of Pacific West Cold Storage allocates net income and loss based on the ownership percentages of the general and limited partners. Pacific West Cold Storage is consolidated with Apio Produce Sales in the combined financial statements.

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 12.   LIMITED PARTNERSHIP INFORMATION (CONTINUED)

                                                                General        Limited
CENTRAL COAST FRESH-CUT, LP (CCFC)                              Partners       Partners       Total
-----------------------------------                          -------------------------------------------
Balance, December 31, 1995                                   $   (157,000)  $    248,000   $     91,000
  Net (loss)                                                   (1,506,000)      (838,000)    (2,344,000)
                                                             -------------------------------------------
Balance (deficit), December 31, 1996                           (1,663,000)      (590,000)    (2,253,000)
  Net (loss)                                                   (1,020,000)      (566,000)    (1,586,000)
                                                             -------------------------------------------
Balance (deficit), December 31, 1997                           (2,683,000)    (1,156,000)    (3,839,000)
  Net (loss)                                                     (674,000)      (369,000)    (1,043,000)
  Contributions                                                 1,953,000             -       1,953,000
  Withdrawal of limited partners                               (1,220,000)      1,220,000            -
                                                             -------------------------------------------
Balance (deficit), December 31, 1998                           (2,624,000)      (305,000)    (2,929,000)
                                                             -------------------------------------------
                                                             -------------------------------------------

The partnership agreement of Central Coast Fresh-Cut, LP allocates net income and loss based on the ownership percentages of the general and limited partners. The term of the agreement is for 45 years and CCFC owns 99% of Fresh-King, LLC. On January 1, 1996, two of the limited partners who are common owners of Apio, Inc. were elected general partners along with Apio, Inc. who, preceding that date, was the sole general partner. On December 31, 1998, nine of the limited partners entered into a withdrawal agreement and transferred their accumulated deficit to the general partners in consideration for the release from additional capital contributions by the general partners.

NOTE 13.   RETIREMENT PLANS

The Company sponsors a 401(k) plan in which all employees of the Company over the age of 21 are eligible to participate. The eligible employees may contribute up to 15% of their annual compensation. The Company matches the employees' contributions in an amount equal to a percentage of each participant's salary reduction as specified annually by resolution of the Board of Directors.

The Company's contributions to the plan totaled $215,000, $178,000 and $140,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 14.    PRIOR PERIOD ADJUSTMENTS, RESTATEMENTS AND CHANGE IN REPORTING
ENTITY

PRIOR PERIOD ADJUSTMENTS: Retained earnings and partners' equity at December 31, 1995 have been restated for the correction of errors in the combined financial statements under generally accepted accounting principles (GAAP) as follows:

Retained earnings and partners' equity December 31, 1995, as previously stated        $     3,981,000
                                                                                     -----------------
PRIOR PERIOD ADJUSTMENTS
To adjust allowance for doubtful accounts                                                    (530,000)
To record accounts receivable for sales not recorded in proper period                        (144,000)
To adjust property and equipment for depreciation expense and write-off of assets            (286,000)
To record accounts payable not recorded in proper period                                     (213,000)
To record grower payables not recorded in proper period                                      (779,000)
To adjust prepaid expenses                                                                     87,000
To adjust for gains in investments in farming activities                                       70,000
To record accrued expenses payable not recorded in proper period                             (527,000)
Other                                                                                          (6,000)
                                                                                     -----------------
                                                                                           (2,328,000)
                                                                                     -----------------
CHANGE IN REPORTING ENTITY
Central Coast Fresh-Cut, LP                                                                  (151,000)
Apio Cooling                                                                                  741,000
                                                                                     -----------------
Retained earnings and partners' equity December 31, 1995, as restated                 $     2,243,000
                                                                                     -----------------
                                                                                     -----------------

The effect of these adjustments on net income for the year ended December 31, 1995 was a reduction in net income of $1,185,000.

RESTATEMENTS AND CHANGE IN REPORTING ENTITY: The combined financial statements as of and for the year ended December 31, 1996 have been restated for the correction of errors and change in reporting entity in the combined financial statements under GAAP as follows:

Net income December 31, 1996, as previously reported                                  $    4,950,000
                                                                                     -----------------
RESTATEMENTS
Effect of 1995 adjustments on 1996 net income                                              2,005,000
To adjust allowance for doubtful accounts                                                 (1,061,000)
To record additional accounts payable not recorded in proper period                         (929,000)
To record additional accrued expenses not recorded in proper period                         (515,000)
To adjust grower payables for amounts not recorded in proper period                       (1,174,000)
To adjust accounts receivable for amounts not recorded in prior period                       728,000
To adjust losses on investments in farming activities                                       (125,000)
To adjust for in-transit inventory                                                          (127,000)
To adjust for prepaid expenses                                                                54,000
To adjust income tax expense                                                                  32,000
Other, including adjustment for accrued bonus                                                 49,000
                                                                                     -----------------
                                                                                          (1,063,000)
                                                                                     -----------------
CHANGE IN REPORTING ENTITY
Central Coast Fresh-Cut, LP                                                               (1,645,000)
Apio Cooling                                                                                 295,000
                                                                                     -----------------
                                                                                          (1,350,000)
                                                                                     -----------------
Net income December 31, 1996, as restated                                             $    2,537,000
                                                                                     -----------------
                                                                                     -----------------

APIO, INC. AND ITS COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION RELATING TO SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED
-------------------------------------------------------------------------------

NOTE 14. PRIOR PERIOD ADJUSTMENTS, RESTATEMENTS AND CHANGE IN REPORTING ENTITY (Continued)

In 1994 the Company adopted the policy of including Apio Cooling, a subsidiary company, on a consolidated basis, including amounts owned directly by the common owners. This subsidiary had previously been reported on the equity method. Additionally, in 1995 the Company adopted the policy of including Central Coast Fresh-Cut, LP, an affiliate, on a combined basis, including amounts owned directly by its common owners.

NOTE 15.   SUBSEQUENT EVENTs

In addition to the renewal of a credit facility and the waiver of certain debt covenants discussed in Notes 4 and 5, on July 2, 1999, the Company received $1,900,000 from a stockholder. The advance is evidenced by an unsecured note payable which bears interest at prime plus .5% and is due December 31, 1999.

SALE OF PROPERTY HELD FOR SALE (UNAUDITED): In November 1999, the Company sold property and equipment which was identified as held for sale at December 31, 1998. The property and equipment was sold for $750,000 of which approximately $96,000 was recorded as a gain on the sale of assets.

ACQUISITION (UNAUDITED): On December 2, 1999, Apio, Inc. and certain related entities were acquired by Landec Corporation. The purchase price was $23.9 million in cash and stock, before expenses. Additional terms of the agreement include up to $16.75 million in future payments over five years, with $10.0 million of that amount based on the Company achieving certain performance milestones. The transaction was accounted for as a purchase.

LOAN AGREEMENT (UNAUDITED): On December 2, 1999, Apio replaced a portion of its existing bank debt with an $11,250,000 term note and entered into a new $12,000,000 line-of-credit agreement paying off the existing line of credit of approximately $10,750,000. The term loan requires three quarterly installments of $500,000 the first year beginning April 30, 2000, quarterly installments of $4,563,000 the second year and quarterly installments of $625,000 through October 31, 2004. The credit facility is secured by substantially all of the assets of the acquired entities and certain assets of the acquirer. The new credit facility requires annual loan fees based on the Company's leverage and borrowings accrue interest either on a base-rate margin or Eurodollar margin based on the Company's leverage, as described in the agreement. Line-of-credit borrowings under the new agreement are limited to eligible accounts and notes receivable and inventory of Apio, Inc., less certain adjustments, as provided for in the agreement.

The credit facility contains certain financial covenants relating to working capital and debt-to-net-worth ratios. The credit facility also contains restrictions on the incurrence of additional debt, payment of distributions and capital expenditures.

COMMITMENTS (unaudited): Subsequent to September 30, 1999, the Company expended approximately $2,000,000 for the expansion of a certain facility and equipment.

DIVIDENDS (unaudited): On December 2, 1999 the Company distributed dividends of approximately $2.1 million to its common shareholders/partners.